UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
July 9, 2009
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     Reference is made to Item 8.01 of this report regarding certain modifications of the existing credit facilities of Finisar Corporation (the “Company”).
Item 8.01 Other Events.
     On July 9, 2009, the Company issued a press release announcing that it has commenced separate concurrent offers to exchange shares of the Company’s common stock, and cash for an aggregate of up to $37,500,000 principal amount of the Company’s outstanding 2 1/2% Convertible Subordinated Notes due 2010 and an aggregate of up to $57,500,000 principal amount of the Company’s outstanding 2 1/2% Convertible Senior Subordinated Notes due 2010. The terms and conditions of the exchange offers are described in the Offer to Exchange, dated July 9, 2009, and related Letter of Transmittal, as filed with the Securities and Exchange Commission.
     The Company also announced that Silicon Valley Bank had agreed to certain modifications of the Company’s existing credit facilities in connection with the exchange offers.
     The press release announcing the exchange offers and the modifications of the Company’s existing credit facilities is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of Finisar Corporation dated July 9, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 9, 2009

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Finisar Corporation dated July 9, 2009